EXHIBIT 99.4

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CABLE DESIGN TECHNOLOGIES CORPORATION

     The undersigned stockholder of Cable Design Technologies Corporation hereby appoints Fred C. Kuznik, William E. Cann and Charles B. Fromm as proxies, acting jointly and severally and with full power of substitution, for and in the name of the undersigned to vote at the Special Meeting of Stockholders to be held on [Month] [Day], 2004, beginning at 11:00 a.m., local time, at the Chicago O’Hare Marriott Suites, 6155 North River Road, Rosemont, IL 60018, and at any adjournments or postponements thereof, as directed, on the matters set forth in the accompanying Joint Proxy Statement/Prospectus and all other matters that may properly come before the Special Meeting, including, if submitted to the vote of the Cable Design Technologies Corporation stockholders, on a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies.

     Signing and dating this proxy card will have the effect of revoking any proxy card that you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

     This proxy card when properly executed will be voted in the manner directed herein. If no choice is specified and the proxy is signed and returned, then the proxy will be voted “FOR” approval of each of Proposal 1, 2, 3 and 4 in the discretion of the proxies on any other matters as may properly come before the Special Meeting, except to the extent such discretionary authority is withheld below.

     The undersigned may revoke this proxy in one of three ways: (1) by sending to the Corporate Secretary of Cable Design Technologies Corporation an executed notice of revocation, (2) by sending to the Corporate Secretary of Cable Design Technologies Corporation a new, valid proxy bearing a later date or (3) by attending the Special Meeting and voting in person, which will automatically cancel any proxies previously given, or by revoking this proxy in person. Attendance at the Special Meeting will not by itself revoke this proxy. To be effective, any written notice of revocation or subsequent proxy must be received by the Corporate Secretary of Cable Design Technologies Corporation prior to the beginning of the Special Meeting. The written notice of revocation or subsequent proxy should be hand-delivered to the Corporate Secretary at the Special Meeting or sent to 1901 North Roselle Road, Schaumburg, IL 60195.

The Cable Design Technologies Corporation Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4.

(Continued, and to be marked, dated and signed, on the other side)

Please mark your vote
as indicated in this example:
☒

Cable Design Technologies Corporation
Special Meeting of Stockholders

Instructions for Voting Your Proxy

                    Cable Design Technologies Corporation encourages you to take advantage of a cost-effective, convenient way to vote your shares. You may vote your proxy 24 hours a day, 7 days a week using either a touch-tone telephone or the Internet. Your telephone or Internet vote must be received no later than [Time] Eastern Time on [Month] [Day], 2004, and authorizes the proxies named on the proxy card below to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you vote by telephone or Internet, do not return your proxy card by mail.

VOTE BY TELEPHONE Available only until [Time] Eastern Time, [Month] [Day], 2004.

•	On a touch-tone telephone, call TOLL FREE [ ] 24 hours a day, 7 days a week.

•	Have your proxy card ready, then follow the prerecorded instructions. You will be asked to enter ONLY the CONTROL NUMBER shown below.

•	Your vote will be confirmed and cast as you direct.

VOTE BY INTERNET Available only until [Time] Eastern Time [Month] [Day ], 2004.

•	Visit the Internet voting site at [ ]. You will incur only your usual Internet access charges.

•	Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen.

•	Your vote will be confirmed and cast as you direct.

VOTE BY MAIL Must be received prior to the Special Meeting.

•	Simply sign and date your proxy card and return it in the enclosed postage-paid envelope.

COMPANY NUMBER	CONTROL NUMBER

ITEM 1.	To approve the issuance of Cable Design Technologies Corporation common stock in connection with the merger contemplated by the Agreement and Plan of Merger, dated February 4, 2004, by and among Cable Design Technologies Corporation, BC Merger Corp and Belden Inc. In the merger, BC Merger Corp. will merge with and into Belden Inc., with Belden Inc. surviving the merger as a wholly owned subsidiary of Cable Design Technologies Corporation. In exchange for their shares of Belden Inc. common stock, the former stockholders of Belden Inc. will receive the value of two shares of Cable Design Technologies Corporation common stock if the proposed one-for-two reverse stock split is not effected prior to the merger, or one share of Cable Design Technologies Corporation common stock if the proposed one-for-two reverse stock split is effected prior to the merger, plus, in each case, the associated preferred stock purchase right, as described in the accompanying Joint Proxy Statement/Prospectus.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

ITEM 2.	To approve and adopt an amendment to Cable Design Technologies Corporation’s certificate of incorporation that will increase the total number of authorized shares of common stock from 100 million to 200 million shares, increase the total number of authorized shares of preferred stock from 1 million to 2 million and change Cable Design Technologies Corporation’s name to Belden CDT Inc. This amendment to Cable Design Technologies Corporation’s certificate of incorporation is described more fully in the accompanying Joint Proxy Statement/Prospectus.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

ITEM 3.	To approve and adopt an amendment to Cable Design Technologies Corporation’s certificate of incorporation to effect a one-for-two reverse stock split. This amendment to Cable Design Technologies Corporation’s certificate of incorporation is described more fully in the accompanying Joint Proxy Statement/Prospectus.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

ITEM 4.	To approve any proposal to adjourn or postpone the Cable Design Technologies Corporation Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving either Proposal 1 or 2.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

DISCRETIONARY AUTHORITY

     Unless you check the box below, to the extent that you have not voted on a matter in person or by proxy, the proxies are authorized to vote, in their discretion, upon any matter that as may properly come before the meeting.

WITHHELD
☐

     The undersigned acknowledges receipt from Cable Design Technologies Corporation prior to the execution of this proxy, of the Notice of Special Meeting and accompanying Joint Proxy Statement/Prospectus.

Please sign exactly as name appears below. When joint tenants hold shares, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, plead give full title as such. If a corporation, please sing in fully corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)	Dated	, 2004

* FOLD AND DETACH